Exhibit 10.8

AMENDMENT FOR FINAL REGULATIONS UNDER CODE SECTION 409A

QWEST COMMUNICATIONS INTERNATIONAL INC.

DEFERRED COMPENSATION PLAN

FOR NONEMPLOYEE DIRECTORS

WHEREAS, Qwest Communications International Inc. (the “Company”) has established the Qwest Communications International Inc. Deferred Compensation Plan for Nonemployee Directors, effective as of July 1, 2000, amended and restated effective as of January 1, 2005 (the “Plan”); and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), applies to Part A of the Plan; and

WHEREAS, the Company wishes to amend Part A of the Plan in order to comply with final regulations issued under Code Section 409A; and

WHEREAS, Article VIII of the Plan permits the Board of Directors of the Company, or such committee as the Board may designate, to amend the Plan provided that such amendment does not adversely affect the rights of any Participant.

NOW THEREFORE, Part A of the Plan is hereby amended as set forth below:

1. Plan Part A, Paragraph 6.1, Timing and Form of Distribution, shall be deleted in its entirety, and the following inserted in lieu thereof:

6.1 Timing and Form of Distribution. Except as provided otherwise in this Article VI, each of the Participant’s Accounts shall be distributed to the Participant on, or as soon as administratively practicable after, the date on which the Participant ceases to be a Director of the Company provided that the Participant’s cessation as a Director constitutes a separation from service within the meaning of Code Section 409A. Each of the Participant’s Accounts shall be distributed to the Participant in the form of a cash lump sum.

2. Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

1 of 2

QWEST COMMUNICATIONS INTERNATIONAL INC.:

By:
Richard N. Baer Executive Vice President, General Counsel and Chief Administrative Officer

Date:

2 of 2